AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT
                                 AND AMENDMENT NO. 2 TO SUPPLEMENT A TO
                                         LOAN AND SECURITY AGREEMENT


                                                  September 28, 1995


Empire Gas Corporation
1700 South Jefferson Street
Lebanon, Missouri  65536
Attn:  Valeria Schall

Ladies and Gentlemen:

                Reference is made to the Loan and Security Agreement (as amended and supplemented, the "Loan Agreement"), dated as of June 29, 1994 among Empire Gas Corporation ("Borrower"), the Lenders party thereto (the "Lenders") and Bank of America Illinois, f/k/a Continental Bank, f/k/a Continental Bank N.A., as a Lender and as Agent for the Lenders ("BAI"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

                Borrower has requested that Lenders agree to retroactively
(i) amend Section 5.18(a) of the Loan Agreement to permit advances to certain employees, which advances will be reduced to be in compliance with
Section 5.18, as amended hereby, prior to October 31, 1995, (ii) increase the amount of capital expenditures permitted to be made by Borrower during the 1995 Fiscal Year pursuant to Section 6.2 of Supplement A to the Loan Agreement ("Supplement A"), and (iii) amend the Interest Coverage Ratio contained in Section 6.3 of Supplement A. Lenders have agreed to the foregoing on the terms, and pursuant to the conditions, contained herein, including without limitation the condition that Borrower agrees to amend the Loan Agreement to require Borrower to obtain the prior written consent of requisite Lenders before consummating any Acquisition.

                Therefore, the parties hereto agree as follows:

                1. Amendment to Loan Agreement. The Loan Agreement is hereby amended, retroactively effective as of June 30, 1995, as follows:

                (a) Section 5.12. Section 5.12 of the Loan Agreement is hereby amended to add a new subsection (d) thereto, which shall be inserted immediately following IS subsection (c) therein and immediately prior to the semicolon therein, and shall read as follows:

                "or (d) purchase or otherwise acquire, or agree to purchase or otherwise acquire, any of the stock, assets or business of any Person (including without limitation by means of an Acquisition)"

       2 of 4

                (b) Section 5.15. Subsection (h) of Section 5.15 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                "(h) 'Acquisition Indebtedness' as that term is defined in the Senior Loan Documents in the aggregate principal amount outstanding as of September 28, 1995,"

                (c) Section 5.18. Subsection (a) of Section 5.18 of the Loan Agreement is amended and restated in its entirety to read as follows:

                "(a) advances not exceeding $72,000 to each of Jerry Mulligan, Daniel Binning and Kenneth DePrinzio which do not remain outstanding in an amount which exceeds the limits set forth below after October 31, 1995 (the "Agreed Loans") and advances to other employees of Borrower or employees of any of the Subsidiaries for travel or other ordinary business expenses, provided that, the aggregate amount of such advances (other than the Agreed Loans prior to October 31, 1995) outstanding at any one time shall not exceed $25,000 for any single employee and $75,000 in the aggregate for all employees;"

                2. Amendment to Supplement A. Supplement A is hereby amended, retroactively effective as of June 30, 1995, as follows:

                (a) Section 6.2. Section 6.2 of Supplement A is hereby amended and restated in its entirety as follows:

                "6.2 Capital Expenditures. Borrower will not purchase or otherwise acquire (including, without limitation, acquisition by way of Capitalized Lease), or commit to purchase or otherwise acquire or permit its Subsidiaries to purchase or otherwise acquire or commit to purchase or otherwise acquire, any fixed asset if, after giving effect to such purchase or other acquisition, the aggregate cost of all fixed assets purchased or otherwise acquired by Borrower or its Subsidiaries in any Fiscal Year period set forth below, other than in connection with a startup or an Acquisition permitted under the Agreement, would exceed the following amounts during the corresponding periods:

                         Period                   Capital Expenditures

                         1995 Fiscal Year                 $4,200,000

                         1996 Fiscal Year                  3,000,000

                         1997 Fiscal Year                  3,000,000"

                (b) Section 6.3. The first paragraph of Section 6.3 of Supplement A to the Loan and Security Agreement is hereby amended and restated in its entirety, as follows:

       3 of 4

                         "6.3  Interest Coverage Ratio.  Borrower will not
                permit the ratio ("Interest Coverage Ratio") of (a) net earnings before interest expense, income tax expense, depreciation and amortization to (b) cash interest expense in respect of Indebtedness under the Agreement, in respect of the Senior Notes, in respect of Subordinated Debt and in respect of Acquisition Indebtedness, in each case measured on the last day of any calendar month in any period set forth below, calculated for the 12 months ending on such date, and determined for Borrower and its Subsidiaries on a consolidated basis, and in accordance with GAAP, to be less than the ratio set forth below opposite such period:

                                                  Interest Coverage
                         Period                           Ratio

                June 1, 1995 through and                  0.8:1.0
                    including September 30, 1995
                October 1, 1995 through and               0.9:1.0
                    including October 31, 1995
                November 1, 1995 through and              1.0:1.0
                    including December 31, 1995
                January 1, 1996 through and               1.1:1.0
                    including February 29, 1996
                March 1, 1996 through and                 1.2:1.0
                    including May 31, 1996
                June 1, 1996 and thereafter               1.4:1.0"

                3. Scope. This Amendment No. 1 to Loan and Security Agreement and Amendment No. 2 to Supplement A to Loan and Security Agreement ("Amendment") shall have the effect of amending the Loan Agreement, Supplement A and the Related Agreements as appropriate to express the agreements contained herein. In all other respects, the Loan Agreement, Supplement A and the Related Agreements shall remain in full force and effect in accordance with their respective terms.

                4. Condition to Effectiveness. This Amendment shall be effective immediately upon (i) receipt by BAI of an amendment fee of $10,000, which fee is fully earned and payable as of the date hereof and
(ii) the execution of this Amendment by BAI, on behalf of the Lenders, acceptance hereof by Borrower and each other Obligor, and delivery hereof to BAI at 231 South LaSalle Street, Chicago, Illinois 60690, Attention: Mark Cordes, on or prior to September 28, 1995.



                                         Very truly yours,

                                         BANK OF AMERICA ILLINOIS,
                                         f/k/a CONTINENTAL BANK,
                                         f/k/a CONTINENTAL BANK, N.A.,
                                         ON BEHALF OF THE LENDERS


                                     By     /s/ John P. Hasselmann
                                            _____________________________
                                            Its    Sr. Vice President
                                                  _______________________


       4 of 4


Acknowledged and agreed to this
28th day of September, 1995.

EMPIRE GAS CORPORATION


By       /s/ Paul S. Lindsey, Jr.
        __________________________
   Its          President
            ______________________